Wells Fargo Bank, National Association

Commercial Mortgage Servicing

MAC D1086

550 South Tryon Street, 14th Floor

Charlotte, North Carolina 28202

Annual Compliance Statement

Per the applicable Servicing Agreement (each, an “Agreement) for each of the transactions listed on Schedule I hereto, Joni Brown-Haas, the undersigned, a duly authorized officer of PGIM Real Estate Loan Services, in its applicable capacity(ies) as listed on Schedule I (“PGIM Real Estate Loan Services”), hereby certifies as follows as of and for the year ending December 31, 2021 (the “Reporting Period”):

(i)               a review of the activities of the Company under each Agreement during the period noted above, and of the performance of the Company under each Agreement during the relevant period has been made under my supervision, and

(ii)              to the best of my knowledge, based on such review, the Company has fulfilled all its obligations under each Agreement throughout the relevant period, and

(iii)            to the best of my knowledge, based on such review, the Company has fulfilled its obligations under each sub-servicing agreement in all material respects, and

(iv)            the Company has maintained an effective internal control system over the servicing of mortgage loans including the Loans serviced by the Company, and

(v)              to the best of my knowledge, based on such review, the Company has not received any notice regarding qualification or challenging the status of the Lower Tier REMIC or the Upper Tier REMIC as a REMIC, from the IRS or any other governmental agency or body.

Effective as of February 24, 2022

WELLS FARGO AS MASTER SERVICER

SCHEDULE I
Transaction	Servicing Agreement	Servicing Agreement Date	PGIM Real Estate Loan Services Capacity(ies)
WFRBS 2014-C25	Pooling and Servicing Agreement	December 1 ,2014	Sub Servicer
WFRBS 2014-C24	Pooling and Servicing Agreement	November 1, 2014	Sub Servicer
WFRBS 2014-C22	Pooling and Servicing Agreement	September 1, 2014	Sub Servicer
WFRBS 2014-C20	Pooling and Servicing Agreement	May 1, 2014	Sub Servicer
WFRBS 2013-C18	Pooling and Servicing Agreement	December 1 ,2013	Sub Servicer
WFRBS 2013-C17	Pooling and Servicing Agreement	November 1, 2013	Sub Servicer
WFRBS 2013-C16	Pooling and Servicing Agreement	September 1, 2013	Sub Servicer
WFRBS 2013-C14	Pooling and Servicing Agreement	June 1,2013	Sub Servicer
WFRBS 2013-C13	Pooling and Servicing Agreement	May 1, 2013	Sub Servicer
WFRBS 2013-C12	Pooling and Servicing Agreement	March 1, 2013	Sub Servicer
WFRBS 2012-C8	Pooling and Servicing Agreement	August 1, 2012	Sub Servicer
WFRBS 2012-C6	Pooling and Servicing Agreement	April 1, 2012	Sub Servicer
WFRBS 2012-C10	Pooling and Servicing Agreement	December 1 ,2012	Sub Servicer
WFCM 2015-SG1	Pooling and Servicing Agreement	August 1, 2015	Sub Servicer
WFCM 2015-C31	Pooling and Servicing Agreement	November 1, 2015	Sub Servicer
WFCM 2015-C28	Pooling and Servicing Agreement	May 1, 2015	Sub Servicer
WFCM 2015-C26	Pooling and Servicing Agreement	February 1, 2015	Sub Servicer
SGCMS 2016-C5	Pooling and Servicing Agreement	July 1, 2016	Sub Servicer
RBS 2014-C23	Pooling and Servicing Agreement	September 1, 2014	Sub Servicer
RBS 2014-C21	Pooling and Servicing Agreement	August 1, 2014	Sub Servicer
RBS 2014-C19	Pooling and Servicing Agreement	March 1, 2014	Sub Servicer
RBS 2013-C15	Pooling and Servicing Agreement	August 1, 2013	Sub Servicer
RBS 2013-C11	Pooling and Servicing Agreement	February 1, 2013	Sub Servicer
RBS 2012-C9	Pooling and Servicing Agreement	October 1, 2012	Sub Servicer
RBS 2012-C7	Pooling and Servicing Agreement	June 1, 2012	Sub Servicer
COMM 2014-CCRE14	Pooling and Servicing Agreement	January 1, 2014	Sub Servicer
COMM 2013-CCRE13	Pooling and Servicing Agreement	December 1, 2013	Sub Servicer
CFCRE 2016 - C3	Pooling and Servicing Agreement	January 1, 2016	Sub Servicer
WFCM 2014-LC18	Pooling and Servicing Agreement	December 1 ,2014	Sub Servicer
WFCM 2015-C27	Pooling and Servicing Agreement	March 1, 2015	Sub Servicer